UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 11, 2002



                        TELESERVICES INTERNET GROUP INC.
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             (Exact name of registrant as specified in its charter)



        Florida                     33-11059-A                   59-2773602
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(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)            Identification No.)



14 Bond Street, Suite 234, Great Neck, New York                   11021
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   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:           (617) 947-5020
                                                     ---------------------------



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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On February 19, 2002, the Company announced that it had signed a letter of intent to acquire Incubation Park Business Development Inc. ("Incubation Park"), subject to certain terms and conditions (the "Letter of Intent"). The Company has had no success to date in raising the capital needed to fulfill the various terms of the Letter of Intent. On April 3, 2002, Incubation Park notified the Company that they had received an offer of financing from another party. Since the Company has not been able to raise the necessary capital to fulfill the terms of the Letter of Intent, nor is there any prospect it will be able to do so, by mutual agreement between the Company and Incubation Park the Letter of Intent has been cancelled.

The Company is unable to prepare and file its Form 10-KSB for the year ended December 31, 2001, as the result of the lack of funds to pay its accountants, attorneys, consultants, other vendors or executives. As previously announced, the Company has no business operations and there is considerable doubt as to the Company's ability to continue as a going concern. Since the Company is essentially insolvent, the Company has decided that it cannot continue to actively pursue new business combination candidates. The Company requires funds to continue as a going concern, and no assurances can be given that adequate funds will be available. Due to the Company's current financial condition, the Company does not intend to actively pursue obtaining financing.

J. R. LeShufy, a director of the Company since June 1999, has announced his resignation as a director, effective immediately.

Paul W. Henry will remain as the sole officer and director of the Company until such time as a willing successor is appointed.

If the Company's current financial condition does not improve in the foreseeable future, the Company may be formally dissolved in accordance with Florida corporate law.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TELESERVICES INTERNET GROUP INC


                                          By:  /s/ Paul W. Henry
                                               ---------------------------------
                                                   Paul W. Henry, CEO


Date:  April 11, 2002